UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 31, 2005

Date of Report (Date of earliest event reported):

Commission File Number: 000-28915

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SONORAN ENERGY, INC.

(Exact name of registrant as specified in its charter)

Washington                                                                                      13-4093341

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

3100 W. Ray Road, Ste 130, Chandler, AZ  85226

(Address of principal executive offices)

480-963-8800

(Issuer's telephone number, including area code)

if changed since last report)

  Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

During December, 2005, Rashid M. Rafidi, director and Chief Financial Officer of Sonoran Energy, Inc. ("Sonoran" or the "Company"), agreed to step down from his positions with the Company, effective December 31, 2005.

On January 5, 2005, the Company's Board of Directors appointed Jack Hodgson as its new Interim Chief Financial Officer.  From 2003 to present, Mr. Hodgson has served as a director and Audit Committee Chairman for Syntax-Brillian, Inc., a publicly-traded NASDAQ corporation.  From 2004 to 2005, Mr. Hodgson was the interim Chief Financial Officer of iLinc Communications, Inc.  From November 2003 to September 2004, Mr. Hodgson served as the interim Chief Financial Officer of Flip Chip International, LLC.  During his time at Flip Chip International, LLC, Mr. Hodgson had the specific assignment of spinning out the semiconductor fabrication facility from the publicly-traded semiconductor equipment company.  From 2002 to 2003, Mr. Hodgson was Executive Vice-President and Chief Financial Officer of Simula, Inc. which he assisted in merging with Armor Holdings, Inc., a publicly-traded corporation (NYSE: AH).  From 2000 to 2002, Mr. Hodgson served as Senior Vice-President and Chief Financial Officer of FEI Company.  From 1994 to 2000, Mr. Hodgson served as Vice-President, Chief Financial Officer, Treasurer and Corporate Secretary for Integrated Process Equipment Corp. (NASDAQ:IPEC) and from 1985 to 1994 Mr. Hodgson served as

Vice President of Finance for DII Group following its spin-off from its parent company, Dover Corporation, a Fortune 200 multi-industry manufacturer. Mr. Hodgson has been directly involved with several successful public offerings raising over $1 billion in capital for various public high technology companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONORAN ENERGY, INC.

/s/ Peter Rosenthal

Peter Rosenthal

President

Date: January 6, 2006